Exhibit  21.1
Subsidiaries
of
Layne Christensen Company

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock owned by Company ◆
Bencor Corporation of America-Foundation Specialist	Delaware	100%
Bencor Technique Management, Inc.	Texas	50%
Boyles Bros. Drilling Company	Utah	100%
Camken-Reynolds, LLC	Delaware	51%
Cherryvale Pipeline, LLC	Kansas	100%
Christensen Boyles Corporation	Delaware	100%
Collector Wells International, Inc.	Ohio	100%
Costa Fortuna Del Uruguay	Uruguay	100%
Costa Fortuna Fundacoes Econstrucoes Ltda.	Brazil	100%
Diberil S.A.	Uruguay	100%
Discretionary Trust	Zimbabwe	100%
ESEMES (Mauritius) Ltd.	Mauritius	100%
Fenix Supply, LLC	Delaware	100%
Fursol Informatica S.r.l.	Italy	100%
G&K Properties Pty Ltd	Australia	100%
Holub Sociedad Anonima	Uruguay	100%
Inliner American, Inc.	Delaware	100%
Inliner Technologies, LLC	Indiana	100%
International Directional Services, L.L.C.	Delaware	100%
International Directional Services de Mexico S.A. de C.V.	Mexico	100%
International Directional Services of Canada, Ltd.	Ontario	100%
International Mining Services Pty Ltd	Western Australia	100%
International Water Consultants, Inc.	Ohio	100%
Inversiones Christensen SpA	Chile	100%
Inversiones Layne Chile Cinco Ltda.	Chile	100%
Inversiones Layne Chile Cuatro Ltda.	Chile	100%
Inversiones Layne Chile Dos Ltda.	Chile	100%
Inversiones Layne Chile Tres Ltda.	Chile	100%
Inversiones Layne Chile Uno Ltda.	Chile	100%

♦           directly or indirectly through its subsidiaries, nominees or trustees

 Subsidiaries of Layne Christensen Company  (Continued)

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock owned by Company ◆
Inversiones Layne Energy Limitada	Chile	100%
Inversiones Layne SpA	Chile	100%
Layne-Bowen, LLC	Delaware	51%
Layne Christensen Australia Pty Limited	Australia	100%
Layne Christensen Canada Limited	Alberta	100%
Layne de Bolivia S.R.L.	Bolivia	100%
Layne de Mexico S.A. de C.V.	Mexico	100%
Layne do Brasil Sondagens Ltda.	Brazil	100%
Layne Drilling Burkina Faso S.A.R.L.	Burkina	100%
Layne Drilling Guinea SARL	Guinea	100%
Layne Drilling Mali SARL	Mali	100%
Layne Drilling Mauritania Sarl	Mauritania	100%
Layne Drilling Pty Ltd	Australia	100%
Layne Drilling (RDC) SPRL	Democratic Republic of Congo	100%
Layne Drilling Tanzania Limited	Tanzania	100%
Layne Drilling Zambia	Zambia	100%
Layne Energia Chile S.A.	Chile	85%
Layne Energy, Inc.	Delaware	100%
Layne Energy Cherryvale, LLC	Delaware	100%
Layne Energy Cherryvale Pipeline, LLC	Delaware	100%
Layne Energy Holding, LLC	Delaware	100%
Layne Energy Operating, LLC	Delaware	100%
Layne Energy Osage, LLC	Delaware	100%
Layne Energy Pipeline, LLC	Delaware	100%
Layne Energy Production, LLC	Delaware	100%
Layne Energy Resources, Inc.	Delaware	100%
Layne Energy Sycamore, LLC	Delaware	100%
Layne Energy Sycamore Pipeline, LLC	Delaware	100%
Layne GeoBrasil Equipamentos de Fundações Ltda.	Brazil	100%
Layne Heavy Civil, Inc.	Indiana	100%

♦           directly or indirectly through its subsidiaries, nominees or trustees

Subsidiaries of Layne Christensen Company  (Continued)

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock owned by Company ◆
Layne Inliner, LLC	Indiana	100%
Layne International, LLC	Delaware	100%
Layne New Zealand, Inc.	New Zealand	100%
Layne Puerto Rico, Inc.	Puerto Rico	100%
Layne Southwest, Inc.	New Mexico	100%
Layne Texas, Incorporated	Delaware	100%
Layne Transport Co.	Indiana	100%
Layne Water Development and Storage, L.L.C.	Delaware	100%
Lenity Investments (Private) Limited	Zimbabwe	100%
Liner Products, LLC	Indiana	100%
Mag Con, Inc.	Louisiana	100%
Meadors Construction Co., Inc.	Florida	100%
Mid-Continent Drilling Company	Delaware	100%
Pan Asia-Layne Joint Venture	South Korea	51%
PT Layne Christensen Indonesia	Indonesia	100%
Reynolds Water Islamorada, LLC	Delaware	100%
Reynolds-Rogers, LLC	Delaware	51%
Shawnee Oil & Gas, L.L.C.	Delaware	100%
SMS Holdings Pty Ltd	Australia	100%
SMS Offshore Pty Ltd	Western Australia	100%
Stamm-Scheele Incorporated	Louisiana	100%
Stanley Mining Services Pty Limited	Australia	100%
Stanley Mining Services (Botswana) (Pty) Ltd.	Botswana	100%
Stanley Mining Services (Uganda) Limited	Uganda	100%
Stanley Mining Services Zimbabwe (Private) Limited	Zimbabwe	100%
Tecniwell S.r.l.	Italy	100%
Vibration Technology, Inc.	Delaware	100%
W.L. Hailey & Company, Inc.	Tennessee	100%
West Africa Holdings Pty Ltd	Australia	100%
West African Drilling Services Pty Ltd	Australia	100%

♦           directly or indirectly through its subsidiaries, nominees or trustees

Subsidiaries of Layne Christensen Company  (Continued)

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock owned by Company ◆
West African Drilling Services (No. 2) Pty Ltd	Australia	100%
West African Drilling Services SARL	Ghana	100%
Windsor Resources, LLC	Delaware	100%
Windsor Resources Pipeline, LLC	Delaware	100%

 ♦           directly or indirectly through its subsidiaries, nominees or trustees